Exhibit 99.1

Datacentrex Reports Third Quarter 2026 Results and $30 Million Investment in Eagle LNG

Eagle LNG’s established customer base and space propulsion capabilities create additional growth opportunities heading into 2027

●	Reports positive third-quarter Adjusted EBITDA of $1.3 million, compared with a $1.3 million Adjusted EBITDA loss in Q2
●	$30 million investment adds exposure to an operating LNG supplier serving marine, utility and space propulsion customers
●	Long-term supply contracts and integrated LNG infrastructure provide foundation for potential growth in energy and space propulsion
●	Began energizing prepaid mining fleet expansion after quarter-end, targeting an approximately 21% increase in online Scrypt hashrate upon full deployment
●	Cash and digital assets totaled approximately $29.3 million as of September 30, 2026; no debt

SALT LAKE CITY, November 10, 2026 — Datacentrex, Inc. (“Datacentrex” or the “Company”) (Nasdaq: DTCX), a diversified technology-driven enterprise operating a digital asset mining business and investing in energy and space-launch infrastructure, today reported financial results for the third quarter ended September 30, 2026.

“Third-quarter Adjusted EBITDA was positive at approximately $1.3 million, including $2.2 million of net realized and unrealized gains on digital assets,” said Parker Scott, Chief Executive Officer of Datacentrex. “We also maintained substantial liquidity following our $30 million investment in Eagle LNG, ending September with approximately $29.3 million in cash and digital assets, including $27.5 million in cash, and no outstanding debt. We believe this financial position gives us flexibility to support our mining operations and pursue opportunities we believe can create long-term stockholder value.”

“Our third quarter also included a significant investment in the long-term development of Datacentrex,” said Parker Scott, Chief Executive Officer of Datacentrex. “Our $30 million investment in Eagle LNG gives us an ownership position in an operating energy business with established infrastructure and customers under long-term supply agreements. As we approach 2027, we believe Eagle’s marine and Caribbean energy business provides a foundation for growth, while its ability to supply aerospace-specification liquid methane creates additional opportunity as the next generation of commercial launch vehicles enters service and scales.”

Eagle LNG Investment Strategic Rationale and 2027 Overview

Datacentrex believes its investment in Eagle LNG complements its digital asset operations by adding exposure to established energy infrastructure with growth opportunities in marine fuel, Caribbean power generation and space propulsion.

Key investment considerations include:

●	Established operations and customers. Eagle has produced more than 300 million gallons of LNG since 2018 and completed more than 750 marine bunkering operations without incident. Supply agreements include terms of 10 years or longer and take-or-pay provisions, with certain customers renewing early and increasing contracted volumes.
●	Integrated infrastructure. Eagle’s liquefaction, storage and delivery capabilities support customers requiring reliable fuel supply and specialized logistics, helping it retain customers and compete for additional business.
●	Capacity expansion opportunities. Existing production constraints limit Eagle’s ability to meet additional marine and Caribbean demand. Added capacity, including its permitted Jacksonville export facility in development, could support growth, subject to financing and execution.
●	Space propulsion demand. Eagle is a qualified supplier of aerospace-specification liquid methane for next-generation commercial launch vehicles. Its growth opportunity depends on customer programs, vehicle readiness and launch activity.

“Heading into 2027, we see opportunities for Eagle to expand its established marine and Caribbean business while building its space propulsion business,” Scott said. “Both draw on the same production and delivery capabilities. We believe serving additional demand can strengthen Eagle’s earning power and increase the long-term value of our investment.”

Third Quarter 2026 Financial Highlights

Unaudited

●	Revenue was approximately $1.7 million, compared with approximately $2.4 million in the third quarter of 2025, a decrease of approximately 29%.
●	Gross profit was approximately $80,000, representing a gross margin of 4.6%, compared with approximately $1.5 million and a gross margin of 59.2% in the prior-year period. The decrease reflected lower revenue and higher direct production costs for the larger deployed fleet.
●	Total operating expenses were approximately $4.9 million, compared with approximately $3.1 million in the prior-year period. Third-quarter 2026 operating expenses included approximately $3.3 million of depreciation and amortization, $669,000 of stock-based compensation and $936,000 of general and administrative expenses.
●	GAAP net loss was approximately $2.6 million, or $(0.06) per basic and diluted share, compared with a net loss of approximately $1.5 million in the third quarter of 2025. Results included approximately $2.2 million of net realized and unrealized gains on digital assets, $314,000 of losses from changes in the fair value of derivatives and $303,000 of net interest income.
●	Adjusted EBITDA was approximately $1.3 million, compared with approximately $770,000 in the third quarter of 2025 and an Adjusted EBITDA loss of approximately $1.3 million in the second quarter of 2026. Third-quarter 2026 Adjusted EBITDA included approximately $2.2 million of net realized and unrealized digital asset gains.
●	Net Cash Burn was approximately $867,000, compared with net cash generation of approximately $411,000 in the prior-year period and Net Cash Burn of approximately $61,000 in the second quarter of 2026. See the non-GAAP explanations and reconciliations below.
●	Ended September with approximately $27.5 million in cash and cash equivalents and $1.7 million in digital assets, for a combined total of approximately $29.3 million, and no outstanding debt. Stockholders’ equity was approximately $72.6 million.
●	The investment in ELNG Equity LLC was carried at $30.0 million under the ASC 321 measurement alternative. No impairment or observable price adjustment was recognized during the quarter. Eagle LNG’s operating results are not consolidated into Datacentrex’s results.

Third Quarter 2026 Operating and Recent Highlights

●	On August 28, completed the purchase of $30 million of Class A Common Units in ELNG Equity LLC, Eagle LNG’s equity holding company, representing a 10.5% equity interest. An affiliate of The Energy & Minerals Group invested an additional $10 million at the same value per unit.
●	In August, secured colocation capacity for more than 500 additional ElphaPex DG2 Scrypt ASIC miners that had been prepaid in a prior period.
●	At September 30, operated 3,085 Scrypt ASIC miners across four U.S. colocation facilities, with approximately 43.2 TH/s of aggregate nameplate hashrate at full uptime and approximately 12.2 MW of deployed power capacity.
●	On October 14, announced that installation and energization of the additional miners had begun. Upon full energization, the expansion is expected to increase online hashrate from approximately 43.2 TH/s to 52.2 TH/s and deployed power capacity from approximately 12.2 MW to 14 MW, without additional hardware-acquisition expenditures.

About Datacentrex

Datacentrex, Inc. is a diversified technology-driven enterprise operating a digital asset mining business across high-growth sectors including digital-asset infrastructure, data-center operations, and energy and space-launch infrastructure. Datacentrex, Inc. intends to pursue selective investments, partnerships, and acquisitions to drive innovation and value creation. For additional information, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Visit Datacentrex’s investor relations website at https://ir.datacentrex.com/.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Net Cash Burn, each of which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss), adjusted for impacts of interest expense, income tax provision or benefit and depreciation and amortization, and non-cash stock-based compensation. The Company defines Net Cash Burn as net income (loss), adjusted for depreciation and amortization, non-cash stock-based compensation, income tax provision or benefit, and net realized and unrealized gains and losses on digital assets. Unlike Adjusted EBITDA, Net Cash Burn is not adjusted for interest, because management uses Net Cash Burn to assess the periodic cost of sustaining the business after the benefit of interest earned on the Company’s cash balances; that net interest amount is shown as a memorandum line in the reconciliation tables below and should not be added to Net Cash Burn a second time. Both gains and losses on digital assets are excluded from Net Cash Burn symmetrically, and the definitions are applied consistently across the periods presented. Because the Company’s mining revenue is settled in digital assets rather than in cash, Net Cash Burn reflects the combined change in cash and digital assets attributable to operations; it is not a measure of liquidity and is not a substitute for net cash used in operating activities, which was $7,516,521 for the nine months ended September 30, 2026. Adjusted EBITDA and Net Cash Burn are not measures calculated in accordance with U.S. GAAP and should not be considered in isolation or as substitutes for net income (loss) or any other measure prepared in accordance with U.S. GAAP. Reconciliations of Adjusted EBITDA and Net Cash Burn to net loss, the most directly comparable U.S. GAAP measure, for the three and nine month periods presented are provided in the financial tables included in this press release as net income (loss), adjusted for impacts of interest expense, income tax provision or benefit and depreciation and amortization, and non-cash stock-based compensation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the expected delivery, installation, energization and timing of additional mining equipment; expected increases in deployed hashrate, power capacity and fleet efficiency; the expected absence of incremental capital expenditure associated with such equipment; the Company’s expectations regarding digital asset prices, mining economics and industry conditions; and Datacentrex’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, delays or failures in the delivery, installation or energization of mining equipment; the possibility that deployed equipment does not perform at manufacturer-rated hashrate or efficiency; changes in colocation availability, power rates or contracted power capacity; volatility in the prices of Dogecoin, Litecoin, Bitcoin and other digital assets, which may not be sustained and which have historically been subject to rapid reversal; increases in Scrypt network difficulty; Datacentrex’s ability to successfully achieve its strategic initiatives, including its expectation that it will be able to secure additional miners; competition in Datacentrex’s markets; risks associated with Datacentrex’s investment strategy, including digital asset market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to digital assets and regulatory developments affecting digital assets; and volatility of Datacentrex’s stock price. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. The risks and uncertainties that Datacentrex has described are not the only ones Datacentrex faces. Additional risks and uncertainties not presently known to Datacentrex or that Datacentrex currently deems immaterial may also affect Datacentrex’s operations. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond Datacentrex’s control) and assumptions that could cause actual results to differ materially from historical experience. Actual results may differ materially from those in the forward-looking statements and the trading price for Datacentrex’s common stock may fluctuate significantly. Except as required by law, Datacentrex undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Datacentrex Investor Relations

ir@datacentrex.com

800-403-6150

DATACENTREX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026 (Unaudited)	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$27,547,026	$38,919,486
Digital assets, at fair value	1,736,796	4,430,202
Other receivable	10,643	-
Prepaid expenses	454,205	468,817
Total current assets	29,748,670	43,818,505

Equipment, net	8,774,925	18,537,452
Capitalized software costs, net	116,683	264,193
Investment in ELNG Equity LLC	30,000,000	-
Deposits for equipment	3,600,100	3,600,100
Other assets	621,660	621,660
Total assets	$72,862,038	$66,841,910

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$268,055	$594,658
Total current liabilities	268,055	594,658

Commitments and Contingencies (Note 7)

Stockholders’ equity:

Preferred stock - Series A, $0.001 par value, $45.00 stated value, 1,000,000 shares authorized; 166,884 and 158,420 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	166	158
Preferred stock - Series D, $0.001 par value, $4.34 stated value, 1,000,000 shares authorized; 9,443 and 16,240 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	9	16

Common stock, $0.001 par value, 250,000,000 shares authorized; 47,139,643 and 30,375,530 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	47,139	30,375
Treasury stock, at cost – 59,191 shares	(274,231)	(274,231)
Additional paid in capital	95,552,451	74,993,819
Accumulated deficit	(22,731,551)	(8,502,885)
Total stockholders’ equity	72,593,983	66,247,252

Total liabilities and stockholders’ equity	$72,862,038	$66,841,910

DATACENTREX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$1,736,681	$2,449,482	$5,829,668	$4,537,694

Cost of revenue	1,657,145	998,496	5,031,997	2,072,528

Gross profit	79,536	1,450,986	797,671	2,465,166

Operating Expenses:
General and administrative expenses	935,781	931,739	2,886,271	1,326,709
Depreciation and amortization	3,275,361	2,177,123	9,849,946	4,529,134
Stock based compensation	668,776	-	2,675,700	-
Total Operating Expenses	4,879,918	3,108,862	15,411,917	5,855,843

Loss From Operations	(4,800,382)	(1,657,876)	(14,614,246)	(3,390,677)

Other Income (Expense):
Net realized and unrealized gains (losses), digital assets	2,202,885	234,971	(278,713)	306,453
Net change in fair value of derivative	(314,100)	-	(314,100)	-
Other income	-	10,605	6,467	10,605
Interest income (expense), net	302,995	(118,612)	971,926	(295,118)
Total Other Income (Expense)	2,191,780	126,964	385,580	21,940

Net Loss Before Income Taxes	(2,608,602)	(1,530,912)	(14,228,666)	(3,368,737)

Provision for Income Taxes (Benefit)	-	-	-	-

Net Loss	$(2,608,602)	$(1,530,912)	$(14,228,666)	$(3,368,737)

Net Loss Per Common Share:
Basic	$(0.06)	$-	$(0.36)	$-
Diluted	$(0.06)	$-	$(0.36)	-

Weighted Average Common Shares Outstanding:
Basic	47,369,338	-	39,944,562	-
Diluted	47,369,338	-	39,944,562	-

Reconciliation of Net Loss to Adjusted EBITDA and Net Cash Burn (Unaudited)

Reconciliations of Adjusted EBITDA and Net Cash Burn to the most comparable U.S. GAAP financial metric for the three months ended September 30, 2026 and September 30, 2025 are presented in the table below:

	For the Three Months Ended
	September 30, 2026	September 30, 2025
Net Loss	$(2,608,602)	$(1,530,912)

Depreciation	3,275,361	2,177,123

Stock based compensation	668,776	-

Interest expense	-	123,737

Adjusted EBITDA	$1,335,535	$769,948
Less: interest expense added back above	-	(123,737)
Net realized and unrealized (gains) losses on digital assets	(2,202,885)	(234,971)
Net Cash Burn (non-GAAP)	$(867,350)	$411,240
Memo: interest income (expense), net, included above	302,995	(118,612)

Reconciliations of Adjusted EBITDA and Net Cash Burn to the most comparable U.S. GAAP financial metric for the nine months ended September 30, 2026 and September 30, 2025 are presented in the table below:

	For the Nine Months Ended
	September 30, 2026	September 30, 2025
Net Loss	$(14,228,666)	$(3,368,737)

Depreciation	9,849,946	4,529,134

Stock based compensation	2,675,700	-

Interest expense	220,050	300,249

Adjusted EBITDA	$(1,482,970)	$1,460,646
Less: interest expense added back above	(220,050)	(300,249)
Net realized and unrealized (gains) losses on digital assets	278,713	(306,453)
Net Cash Burn (non-GAAP)	$(1,424,307)	$853,944
Memo: interest income (expense), net, included above	971,926	(295,118)

Adjusted EBITDA for the third quarter of 2026 includes $2,202,885 of net realized and unrealized gains on digital assets, which are reflected in the GAAP net loss and are not deducted under the Company’s Adjusted EBITDA definition. Net Cash Burn excludes those amounts. Net Cash Burn is not adjusted for interest and therefore includes net interest income of $302,995 for the three months ended September 30, 2026 and $971,926 for the nine months ended September 30, 2026, which is shown as a memorandum line above. Net Cash Burn of $60,748 for the three months ended June 30, 2026 was presented in the Company’s press release for the second quarter of 2026.

-7-